UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

HCi VioCare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow	G1 3DX
(Address of principal executive offices)	(Zip Code)

+44 141 548 8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.   REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to HCi VioCare.

On November 7, 2014, the Company’s subsidiary, W.D. Spence Prosthetics Limited, of 37 Beechwood Drive Glasgow G11 7ET UK, incorporated pursuant to the laws of Scotland, entered into a service agreement with Mrs. Heleen Francoise Kist (the “Agreement”) whereby she will provide her services as Chief Operating Officer (“COO”) of the Company. The COO will oversee all operations for the HCi VioCare group of companies, to which the Company’s subsidiary belongs, help develop the strategy for the business and engage in commercial negotiations with potential partners and carry out all other duties expected of a COO as directed by the Board. The contract has a term of one year, being effective as of October 1, 2014, and ending on September 30, 2015, renewable for such further term as may be mutually agreed between the parties. Compensation shall be thirty thousand GBP (£30,000) per year payable monthly in arrears on the last Friday of every month by credit transfer.

The Board of Directors of the Company appointed Heleen Kist as Chief Operating Officer of the Company and approved the Agreement.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

On November 7, 2014, the Board of Directors of HCi VioCare (the “Company”) appointed Heleen Kist as a Chief Operating Officer of the Company.

Heleen Kist, 44, is a former McKinsey consultant in the Healthcare practice and has worked in the technology/market interface for over 20 years, as a scientist, investor, entrepreneur and strategy consultant. She has a MS in Engineering-Economic Systems and Operations from Stanford University and a MS in Chemistry from Leiden, the Netherlands. She is the Chair of Scottish Health Innovations Ltd, an organization set up by the government to commercialize the IP from within the Scottish National Health Service.

The Company believes that Heleen Kist will be a valuable asset in developing a business strategy for the Company and engaging in commercial negotiations with potential partners.

Heleen Kist is not an officer or director of any other reporting issuers.

Heleen Kist does not currently hold other positions with the Company. There is no arrangement or understanding other than as disclosed herein pursuant to which she was appointed as a Chief Operating Officer of the Company.

She does not have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Heleen Kist is a party or in which she participates that is entered into or material amendment in connection with the Company’s appointment of Heleen Kist, or any grant or award to her or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Heleen Kist. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Agreement between W.D. Spence Prosthetics Limited and Heleen Francoise Kist, dated November 7, 2014	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi VioCare

Dated: November 12, 2014	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, CEO, and Director